Outbrain Announces Fourth Quarter and Full Year 2024 Results
Reports another quarter of accelerated growth and profitability, achieved Q4 guidance on Ex TAC gross profit and Adjusted EBITDA, and generated strong cash flow
Closed acquisition of Teads in February 2025; Combined company operating under the name Teads
New York – February 27, 2025 — Outbrain Inc. (Nasdaq: OB), which is operating under the new Teads brand, announced today financial results for the quarter and full year ended December 31, 2024.
Fourth Quarter and Full Year 2024 Key Financial Metrics:

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions USD)	2024	2023	% Change	2024	2023	% Change
Revenue	$234.6	$248.2	(5)%	$889.9	$935.8	(5)%
Gross profit	56.1	53.2	5%	192.1	184.8	4%
Net (loss) income	(0.2)	4.1	(104)%	(0.7)	10.2	(107)%
Net cash provided by operating activities	42.7	25.5	67%	68.6	13.7	399%

Non-GAAP Financial Data*
Ex-TAC gross profit	68.3	63.8	7%	236.1	227.4	4%
Adjusted EBITDA	17.0	14.0	21%	37.3	28.5	31%
Adjusted net income (loss)	3.5	4.3	(20)%	4.1	(3.9)	205%
Free cash flow	37.6	21.0	79%	51.3	(6.5)	NM
_____________________________
NM Not meaningful
* See non-GAAP reconciliations below
“Continued momentum in our growth areas helped drive accelerated growth and profitability, with a record level of cash flow” said David Kostman, CEO of Outbrain.

“A few weeks post closing of our merger with Teads, I am even more excited about combining the category-leading branding and performance capabilities of Outbrain and Teads into one of the largest Open Internet platforms. We believe the new Teads will better serve enterprise brands and agencies, as well as mid-market and direct response advertisers, by delivering elevated outcomes from branding to performance objectives across curated, quality media environments from digital to CTV,” said Kostman.
Recent Developments
On February 3, 2025, we completed the acquisition of Teads, for total value of approximately $900 million, comprised of $625 million in cash and 43.75 million shares of Outbrain common stock. The combined company will operate under the name Teads.
In connection with the acquisition:

•On February 3, 2025, entered into a credit agreement with Goldman Sachs Bank, U.S. Bank Trust Company, and certain other lenders, which provided, among other things, for a new $100.0 million super senior secured revolving credit facility maturing on February 3, 2030, which may be used for working capital and other general corporate purposes.
•On February 11, 2025, completed the private offering of $637.5 million in aggregate principal amount of 10.0% senior secured notes due 2030 at an issue price of 98.087% of the principal amount in a transaction exempt from registration. The proceeds were used, together with cash on hand, to repay in full and cancel a bridge credit facility used to finance the cash consideration paid at closing.
•Terminated the existing revolving credit facility with the Silicon Valley Bank, a division of First Citizens Bank & Trust Company, dated as of November 2, 2021.
•We expect to realize approximately $65 million to $75 million of annual synergies in 2026 with further opportunities for expanded synergies. Of this amount, approximately $60 million relates to cost synergies, including approximately $45 million of compensation-related expenses, with approximately 70% of the estimated compensation-related synergies already actioned in February.
Fourth Quarter 2024 Business Highlights:
•Continued acceleration of year-over-year growth of Ex-TAC gross profit, improvement in Ex-TAC gross margin, and growth in Adjusted EBITDA.
•Fifth consecutive quarter of year-over-year RPM growth.
•Strong initial reception of our Moments offering, launched in Q3 and live on over 40 publishers, including New York Post, NewsCorp Australia, RTL and Rolling Stone.
•Continued growth in advertiser spend on Outbrain DSP (previously known as Zemanta), by approximately 45% in FY 2024, as compared to the prior year.
•Continued supply expansion outside of traditional feed product representing approximately 30% of our revenue in Q4 2024, versus 26% in Q4 2023.
•Premium supply competitive wins include Penske Media (US) and Prensa Ibérica (Spain), and renewals including Spiegel (Germany), Il Messaggero (Italy), and Grape (Japan).
Fourth Quarter 2024 Financial Highlights:
•Revenue of $234.6 million, a decrease of $13.6 million, or 5%, compared to $248.2 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.8 million.
•Gross profit of $56.1 million, an increase of $2.9 million, or 5%, compared to $53.2 million in the prior year period. Gross margin increased 250 basis points to 23.9%, compared to 21.4% in the prior year period.
•Ex-TAC gross profit of $68.3 million, an increase of $4.5 million, or 7%, compared to $63.8 million in the prior year period, as lower revenue was more than offset by our Ex-TAC gross margin improvement of approximately 340 basis points to 29.1%, compared to 25.7% in the prior year period.
•Net loss of $0.2 million, compared to net income of $4.1 million in the prior year period. Net loss in the current period includes acquisition-related costs of $3.6 million, net of taxes.
•Adjusted net income of $3.5 million, compared to adjusted net income of $4.3 million in the prior year period.
•Adjusted EBITDA of $17.0 million, compared to Adjusted EBITDA of $14.0 million in the prior year period. Adjusted EBITDA included net unfavorable foreign currency effects of approximately $0.8 million.
•Generated net cash provided by operating activities of $42.7 million, compared to $25.5 million in the prior year period. Free cash flow was $37.6 million, as compared to $21.0 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $166.1 million, comprised of cash and cash equivalents of $89.1 million and short-term investments in marketable securities of $77.0 million as of December 31, 2024.
Full Year 2024 Financial Results:
•Revenue of $889.9 million, a decrease of $45.9 million, or 5%, compared to $935.8 million in the prior year period, including net unfavorable foreign currency effects of approximately $2.4 million.
•Gross profit of $192.1 million, an increase of $7.3 million, or 4%, compared to $184.8 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.3 million. Gross margin increased 190 basis points to 21.6% in 2024, compared to 19.7% in 2023.
•Ex-TAC gross profit of $236.1 million, an increase of $8.7 million, or 4%, compared to $227.4 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.3 million.
•Net loss of $0.7 million, including net one-time expenses of $4.8 million, compared to net income of $10.2 million, including net one-time benefits of $14.1 million in the prior year. See non-GAAP reconciliations below for details of one-time items.
•Adjusted net income of $4.1 million, compared to adjusted net loss of $3.9 million in the prior year.
•Adjusted EBITDA of $37.3 million, compared to $28.5 million in the prior year. Adjusted EBITDA included net unfavorable foreign currency effects of approximately $1.2 million.
•Generated net cash provided by operating activities of $68.6 million, compared to net cash provided $13.7 million in the prior year. Free cash flow was $51.3 million, compared to a use of cash of $6.5 million in the prior year.

Share Repurchases:
There were no share repurchases during the three months ended December 31, 2024. During the twelve months ended December 31, 2024, we repurchased 1,410,001 shares for $5.8 million, including related costs, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $6.6 million as of December 31, 2024.
2025 Full Year and First Quarter Guidance
The following forward-looking statements reflect our expectations for 2025, including the contribution from Teads.
For the first quarter ending March 31, 2025, which includes the results for the legacy Outbrain business plus the addition of operating results for legacy Teads beginning on February 3, 2025, we expect:
•Ex-TAC gross profit of $100 million to $105 million
•Adjusted EBITDA of $8 million to $12 million
For the full year ending December 31, 2025, we expect:
•Adjusted EBITDA of at least $180 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, February 27 at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-877-497-9071 or for international callers, 1-201-689-8727. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13750872. The replay will be available until March 13, 2025. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with U.S. GAAP.
Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing fourth quarter and full year guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-TAC gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.
We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with U.S. GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives, and statements relating to our recently completed acquisition of Teads S.A., a public limited liability company(société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg (“Teads”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,”

“potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward- looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: the ability of Outbrain to successfully integrate Teads or manage the combined business effectively; our ability to realize anticipated benefits and synergies of the acquisition, including, among other things, operating efficiencies, revenue synergies and other cost savings; our due diligence investigation of Teads may be inadequate or risks related to Teads’ business may materialize; unexpected costs, charges or expenses resulting from the acquisition; the outcome of any securities litigation, stockholder derivative or other litigation related to the acquisition; our ability to raise additional financing in the future to fund our operations, which may not be available to us on favorable terms or at all; the volatility of the market price of our common stock and any drop in the market price of our common stock following the acquisition; our ability to attract and retain customers, management and other key personnel; overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel and the Middle East, tariffs and trade wars, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, the impact of challenging economic conditions, political and policy changes or uncertainties in connection with the new U.S. presidential administration, and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the sustainability of the recent cease-fire between Israel and Hamas and any conflicts with other terrorist organizations; our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on our business or strategy; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2023, in our definitive proxy statement filed with the SEC on October 31, 2024 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.
About The Combined Company
Outbrain Inc. (Nasdaq: OB) and Teads combined on February 3, 2025 and are operating under the new Teads brand. The new Teads is the omnichannel outcomes platform for the open internet, driving full-funnel results for marketers across premium media. With a focus on meaningful business outcomes, the combined company ensures value is driven with every media dollar by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. One of the most scaled advertising platforms on the open internet, the new Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The company is headquartered in New York, with a global team of nearly 1,800 people in 36 countries.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
Revenue	$234,586	$248,229	$889,875	$935,818
Cost of revenue:
Traffic acquisition costs	166,247	184,425	653,731	708,449
Other cost of revenue	12,277	10,572	44,042	42,571
Total cost of revenue	178,524	194,997	697,773	751,020
Gross profit	56,062	53,232	192,102	184,798
Operating expenses:
Research and development	9,434	8,369	37,080	36,402
Sales and marketing	25,736	25,254	97,498	98,370
General and administrative	18,357	13,899	70,162	58,665
Total operating expenses	53,527	47,522	204,740	193,437
Income (loss) from operations	2,535	5,710	(12,638)	(8,639)
Other income (expense), net:
Gain on convertible debt	—	—	8,782	22,594
Interest expense	(699)	(965)	(3,649)	(5,393)
Interest income and other income, net	1,522	2,060	9,209	7,793
Total other income, net	823	1,095	14,342	24,994
Income before income taxes	3,358	6,805	1,704	16,355
Provision for income taxes	3,525	2,748	2,415	6,113
Net (loss) income	$(167)	$4,057	$(711)	$10,242

Weighted average shares outstanding:
Basic	49,767,704	50,076,364	49,321,301	50,900,422
Diluted	49,767,704	50,108,460	52,709,356	56,965,299

Net income (loss) per common share:
Basic	$0.00	$0.08	$(0.01)	$0.20
Diluted	$0.00	$0.08	$(0.11)	$(0.06)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	December 31, 2024	December 31, 2023
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$89,094	$70,889
Short-term investments in marketable securities	77,035	94,313
Accounts receivable, net of allowances	149,167	189,334
Prepaid expenses and other current assets	27,835	47,240
Total current assets	343,131	401,776
Non-current assets:
Long-term investments in marketable securities	—	65,767
Property, equipment and capitalized software, net	45,250	42,461
Operating lease right-of-use assets, net	15,047	12,145
Intangible assets, net	16,928	20,396
Goodwill	63,063	63,063
Deferred tax assets	40,825	38,360
Other assets	24,969	20,669
TOTAL ASSETS	$549,213	$664,637

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$149,479	$150,812
Accrued compensation and benefits	19,430	18,620
Accrued and other current liabilities	113,630	119,703
Deferred revenue	6,932	8,486
Total current liabilities	289,471	297,621
Non-current liabilities:
Long-term debt	—	118,000
Operating lease liabilities, non-current	11,783	9,217
Other liabilities	16,616	16,735
TOTAL LIABILITIES	$317,870	$441,573

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 63,503,274 shares issued and 50,090,114 shares outstanding as of December 31, 2024; 61,567,520 shares issued and 49,726,518 shares outstanding as of December 31, 2023	64	62
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	484,541	468,525
Treasury stock, at cost − 13,413,160 shares as of December 31, 2024 and 11,841,002 shares as of December 31, 2023	(74,289)	(67,689)
Accumulated other comprehensive loss	(9,480)	(9,052)
Accumulated deficit	(169,493)	(168,782)
TOTAL STOCKHOLDERS’ EQUITY	231,343	223,064
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$549,213	$664,637

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(167)	$4,057	$(711)	$10,242
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Gain on convertible debt	—	—	(8,782)	(22,594)
Stock-based compensation	3,974	2,988	15,461	12,141
Depreciation and amortization of property and equipment	1,658	1,720	6,312	6,915
Amortization of capitalized software development costs	2,477	2,372	9,758	9,633
Amortization of intangible assets	850	853	3,409	4,154
Provision for credit losses	55	1,931	3,006	8,008
Non-cash operating lease expense	1,305	1,092	5,130	4,453
Deferred income taxes	(664)	(1,478)	(5,095)	(4,312)
Amortization of discount on marketable securities	(396)	(729)	(2,235)	(3,604)
Other	665	(483)	47	(717)
Changes in operating assets and liabilities:
Accounts receivable	4,471	(16,939)	35,905	(12,946)
Prepaid expenses and other current assets	9,291	2,409	18,412	843
Accounts payable and other current liabilities	18,867	27,127	(11,696)	(1,228)
Operating lease liabilities	(1,223)	(1,018)	(5,092)	(4,297)
Deferred revenue	555	1,524	(1,496)	1,621
Other non-current assets and liabilities	945	51	6,228	5,434
Net cash provided by operating activities	42,663	25,477	68,561	13,746

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	(77)	(181)	(389)
Purchases of property and equipment	(2,712)	(2,257)	(7,380)	(10,127)
Capitalized software development costs	(2,321)	(2,243)	(9,913)	(10,107)
Purchases of marketable securities	(34,436)	(44,658)	(90,602)	(131,543)
Proceeds from sales and maturities of marketable securities	31,068	35,228	175,325	221,878
Other	(15)	(63)	(96)	(72)
Net cash (used in) provided by investing activities	(8,416)	(14,070)	67,153	69,640

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt obligations	—	—	(109,740)	(96,170)
Payment of deferred financing costs	(598)	—	(1,099)	—
Treasury stock repurchases and share withholdings on vested awards	(210)	(5,270)	(6,600)	(18,521)
Principal payments on finance lease obligations	—	(353)	(263)	(1,830)
Payment of contingent consideration liability up to acquisition-date fair value	—	—	—	(547)
Net cash used in financing activities	(808)	(5,623)	(117,702)	(117,068)

Effect of exchange rate changes	(1,400)	564	634	(1,004)

Net increase (decrease) in cash, cash equivalents and restricted cash	$32,039	$6,348	$18,646	$(34,686)
Cash, cash equivalents and restricted cash — Beginning	57,686	64,731	71,079	105,765
Cash, cash equivalents and restricted cash — Ending	$89,725	$71,079	$89,725	$71,079

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue	$234,586	$248,229	$889,875	$935,818
Traffic acquisition costs	(166,247)	(184,425)	(653,731)	(708,449)
Other cost of revenue	(12,277)	(10,572)	(44,042)	(42,571)
Gross profit	56,062	53,232	192,102	184,798
Other cost of revenue	12,277	10,572	44,042	42,571
Ex-TAC gross profit	$68,339	$63,804	$236,144	$227,369

Gross margin (gross profit as % of revenue)	23.9%	21.4%	21.6%	19.7%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	29.1%	25.7%	26.5%	24.3%
The following table presents the reconciliation of net income (loss) to Adjusted EBITDA, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net (loss) income	$(167)	$4,057	$(711)	$10,242
Interest expense	699	965	3,649	5,393
Interest income and other income, net	(1,522)	(2,060)	(9,209)	(7,793)
Gain on convertible debt	—	—	(8,782)	(22,594)
Provision for income taxes	3,525	2,748	2,415	6,113
Depreciation and amortization	4,985	4,945	19,479	20,702
Stock-based compensation	3,974	2,988	15,461	12,141
Regulatory matter costs	—	—	—	742
Acquisition-related costs	5,469	—	14,256	—
Severance and related costs	—	361	742	3,509
Adjusted EBITDA	$16,963	$14,004	$37,300	$28,455

Net (loss) income as % of gross profit	(0.3)%	7.6%	(0.4)%	5.5%
Adjusted EBITDA as % of Ex-TAC Gross Profit	24.8%	21.9%	15.8%	12.5%

The following table presents the reconciliation of net income (loss) and diluted EPS to adjusted net income (loss) and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss (income)	$(167)	$4,057	$(711)	$10,242
Adjustments:
Gain on convertible debt	—	—	(8,782)	(22,594)
Regulatory matter costs	—	—	—	742
Acquisition-related costs	5,469	—	14,256	—
Severance and related costs	—	361	742	3,509
Total adjustments, before tax	5,469	361	6,216	(18,343)
Income tax effect	(1,844)	(97)	(1,438)	4,234
Total adjustments, after tax	3,625	264	4,778	(14,109)
Adjusted net income (loss)	$3,458	$4,321	$4,067	$(3,867)

Basic weighted-average shares, as reported	49,767,704	50,076,364	49,321,301	50,900,422
Restricted stock units	793,713	32,096	519,729	—
Adjusted diluted weighted average shares	50,561,417	50,108,460	49,841,030	50,900,422

Diluted net income (loss) per share - reported	$—	$0.08	$(0.11)	$(0.06)
Adjustments, after tax	0.07	0.01	0.19	(0.02)
Diluted net income (loss) per share - adjusted	$0.07	$0.09	$0.08	$(0.08)
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$42,663	$25,477	$68,561	$13,746
Purchases of property and equipment	(2,712)	(2,257)	(7,380)	(10,127)
Capitalized software development costs	(2,321)	(2,243)	(9,913)	(10,107)
Free cash flow	$37,630	$20,977	$51,268	$(6,488)

Teads
Non-IFRS Reconciliations
(In thousands)
(Unaudited)
The below information is presented for informational purposes only. The acquisition of Teads closed in February 2025. Therefore, its results are not included in Outbrain Inc.’s consolidated results of operations for any periods in 2024. The following is a summary of Teads’ non-IFRS financial measures, as calculated based on Teads’ historical financial statements, which we may publicly present from time to time, and which differ from US GAAP. Non-IFRS financial measures should be viewed in addition to, and not as an alternative for, Teads’ historical financial results prepared in accordance with IFRS. The financial information set forth below for the three months and twelve months ended December 31, 2024 is preliminary and is subject to change. Actual financial results may differ from these preliminary estimates due to the completion of Teads’ annual audit and are subject to adjustments and other developments that may arise before such results are finalized.
Ex-TAC Gross Profit is defined as gross profit plus other cost of revenue. The following table presents the reconciliation of Ex-TAC Gross Profit to gross profit for the periods presented:

	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
	(in thousands)
Revenue	$125,372	$153,734	$149,376	$188,953	$617,435
Traffic acquisition costs	(46,939)	(55,716)	(59,085)	(69,091)	(230,831)
Other cost of revenue (a)	(26,387)	(26,721)	(26,865)	(26,441)	(106,414)
Gross profit	52,046	71,297	63,426	93,421	280,190
Other cost of revenue (a)	26,387	26,721	26,865	26,441	106,414
Ex-TAC Gross Profit	$78,433	$98,018	$90,291	$119,862	$386,604
__________________________________
(a) Other cost of revenue for Teads is subject to accounting policy alignment with Outbrain, with no impact to Ex-TAC Gross Profit included in the above table.
Teads defines Adjusted EBITDA as profit (loss) for the year/period before income tax expense, finance costs, other financial income and expenses, depreciation and amortization, other expenses and income (capital gains, non-recurring litigation, restructuring costs) and share-based compensation. This may not be comparable to similarly titled measures used by other companies. Further, this measure should not be considered as an alternative for net income as the effects of income tax expense, finance costs, other financial income and expenses, depreciation and amortization, other expenses and income (such as severance costs, and merger and acquisition costs) and share-based compensation excluded from Adjusted EBITDA do affect the operating results. Teads believes that Adjusted EBITDA is a useful supplementary measure for evaluating the operating performance of Teads’ business. The following table provides a reconciliation of profit (loss) for the period to Adjusted EBITDA, the most directly comparable IFRS measure, for the periods presented:

	Three Months Ended March 31, 2024	Three Months Ended June 30, 2024	Three Months Ended September 30, 2024	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
	(in thousands)
(Loss) profit for the period	(36,551)	23,323	32,933	$46,158	$65,863
Finance Costs	250	277	532	117	1,176
Other financial (income) and expenses	20,531	(12,432)	(20,529)	(19,967)	(32,397)
Provision for income taxes	716	10,800	10,597	17,637	39,750
Depreciation and amortization	3,180	3,350	3,277	3,027	12,834
Share-based compensation	25,612	5,760	(3,284)	(134)	27,954
Severance costs	281	520	398	394	1,593
Merger and acquisition costs	323	763	(125)	4,929	5,890
Adjusted EBITDA	$14,342	$32,361	$23,799	$52,161	$122,663